Exhibit 99.1

ON Semiconductor Reports Fourth Quarter and 2018 Annual Results

For the fourth quarter of 2018, highlights include:

•	Revenue of $1,503.1 million

•	Gross margin of 37.9 percent

•	GAAP operating margin of 14.8 percent and non-GAAP operating margin of 16.8 percent

•	Operating cash flow of $421.0 million and free cash flow of $289.0 million

•	GAAP earnings per share of $0.39 and non-GAAP earnings per share of $0.53

For 2018, highlights include:

•	Revenue of $5,878.3 million

•	Gross margin of 38.1 percent

•	GAAP operating margin of 14.4 percent and non-GAAP operating margin of 16.7 percent

•	Operating cash flow of $1,274.2 million and free cash flow of $759.4 million

•	GAAP earnings per share of $1.44 and non-GAAP earnings per share of $1.96

PHOENIX, Ariz. – Feb. 1, 2019 – ON Semiconductor Corporation (Nasdaq: ON) today announced that total revenue in the fourth quarter of 2018 was $1,503.1 million, up approximately nine percent compared to the same quarter last year. Fourth quarter revenue was down approximately three percent as compared to revenue in the third quarter of 2018.

“We once again delivered strong performance in the fourth quarter despite slowdown in macroeconomic conditions. Key secular trends driving growth in our content in automotive, industrial, and cloud-power end-markets remain intact, and we remain upbeat about our medium to long term outlook. Our design-win pipeline in our strategic markets is growing at a strong pace, our customer engagements are strengthening, and our competitive position is improving significantly,” said Keith Jackson, president and CEO of ON Semiconductor. “Despite confidence in our medium to long term outlook, we remain cognizant of slowing macroeconomic conditions, and we are managing our business prudently to adjust to changing demand environment.”

“Along with strong revenue performance, we intend to continue to deliver solid margin and free cash flow performance through strong execution on operational front.”

Fourth Quarter Results (GAAP)

(in millions, except per share data)	4Q 2018	4Q 2017*	Year-Over- Year Change	3Q 2018	Sequential Change
Revenue	$1,503.1	$1,377.5	9%	$1,541.7	(3)%
Gross Profit	$569.7	$516.5	10%	$596.6	(5)%
Operating Income	$222.7	$167.5	33%	$241.6	(8)%
Net Income Attributable to ON Semiconductor Corporation	$165.6	$529.9	(69)%	$166.9	(1)%
Diluted Earnings Per Share	$0.39	$1.22	(68)%	$0.38	3%
Diluted Share Count	420.0	433.3	(3)%	435.3	(4)%

Fourth Quarter Results (Non-GAAP)

(in millions, except per share data)	4Q 2018	4Q 2017*	Year-Over- Year Change	3Q 2018	Sequential Change
Revenue	$1,503.1	$1,377.5	9%	$1,541.7	(3)%
Gross Profit	$570.3	$516.5	10%	$596.8	(4)%
Operating Income	$253.0	$211.1	20%	$275.1	(8)%
Net Income Attributable to ON Semiconductor Corporation	$222.0	$167.3	33%	$244.9	(9)%
Diluted Earnings Per Share	$0.53	$0.39	36%	$0.57	(7)%
Diluted Share Count	420.0	429.9	(2)%	429.4	(2)%

Fourth Quarter Key Cash Flow Items

(in millions)	4Q 2018	4Q 2017*	Year-Over- Year Change	3Q 2018	Sequential Change
Cash Taxes	$8.2	$18.9	(57)%	$12.6	(35)%
Operating Cash Flow	$421.0	$224.3	88%	$358.2	18%
Free Cash Flow	$289.0	$48.6	495%	$227.8	27%

*

Prior period amounts have been adjusted for the retrospective adoption of ASU 2017-07—“Improving the presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). Under ASU 2017-07, service cost is included in operating income, while the other components are reported outside of operating income. The adoption of the standard did not have a material impact on the current or prior period financial statements.

FIRST QUARTER 2019 OUTLOOK

Based on product booking trends, backlog levels, and estimated turns levels, the Company anticipates that total revenue in first quarter of 2019 will be approximately $1,365 to $1,415 million. First quarter 2019 gross margin outlook includes negative impact of 50 basis points from manufacturing services provided by ON Semiconductor Aizu Co., Ltd.

The outlook for the first quarter of 2019 includes anticipated stock-based compensation expense of approximately $19 million to $21 million. Net cash paid for income taxes is expected to be $16 million to $20 million.

The following table outlines ON Semiconductor’s projected first quarter of 2019 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,365 to $1,415 million		$1,365 to $1,415 million
Gross Margin	36.4% to 37.4%		36.4% to 37.4%
Operating Expenses	$330 to $348 million	$30 to $34 million*	$300 to $314 million
Other Income and Expense (including interest expense), net	$31 to $34 million	$9 to 10 million	$22 to $24 million
Diluted Share Count **	420 million	—	420 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification Topic 470: Debt.

**

Diluted share count can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods in which the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share includes the impact of the Company’s hedge transactions issued concurrently with our 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count and non-GAAP net income per share includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. Both GAAP and non-GAAP diluted share counts are based on the Company’s stock price as of December 31, 2018.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 4, 2019 to discuss this announcement and ON Semiconductor’s results for the fourth quarter of 2018 and year then ended. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 9592878.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Kris Pugsley	Parag Agarwal
Corporate/Media Communications	Vice President - Investor Relations & Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	investor@onsemi.com

This document contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2019. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates” or by discussions of strategy, plans, or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates, and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. These factors include, among other things: our revenue and operating performance; economic conditions and markets (including current financial conditions); risks related to our ability to meet our assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; enforcement and protection of our intellectual property rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water, and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; risks associated with our acquisition of Fairchild Semiconductor International, Inc. and with other acquisitions and dispositions, including our ability to realize the anticipated benefits of our acquisitions and dispositions; risks that acquisitions or dispositions may disrupt our current plans and operations, the risk of unexpected costs, charges, or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses, our timely filing of financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses, and our ability to accurately predict the future financial performance of acquired businesses); competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers or distributors; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases, or acquisitions rather than to retain such cash for future needs; risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations or financial results; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks of changes in U.S. or international tax rates or legislation, including the impact of the recent U.S. tax legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; and risks involving environmental or other governmental regulation. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2017 Annual Report on Form 10-K filed with the SEC on February 21, 2018 (our “2017 Form 10-K”), Part II, Item IA “Risk Factors” in our Form 10-Q for the quarter ended March 30, 2018 (our “First Quarter 10-Q”), our Form 10-Q for the quarter ended June 29, 2018 (our “Second Quarter 10-Q”), and our Form 10-Q for the quarter ended September 28, 2018 (our “Third Quarter 10-Q”), and from time-to-time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks, and uncertainties described in this document, our 2017 Form 10-K, our First Quarter 10-Q, our Second Quarter 10-Q, our Third Quarter 10-Q, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition, or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$1,503.1	$1,541.7	$1,377.5	$5,878.3	$5,543.1
Cost of revenue (exclusive of amortization shown below)	933.4	945.1	861.0	3,639.6	3,507.5

Gross profit	569.7	596.6	516.5	2,238.7	2,035.6
Gross margin	37.9%	38.7%	37.5%	38.1%	36.7%
Operating expenses:
Research and development	162.2	166.2	158.0	650.7	594.7
Selling and marketing	82.1	83.1	81.0	324.7	316.6
General and administrative	74.5	73.3	71.1	293.3	285.0
Amortization of acquisition-related intangible assets	28.4	28.0	28.8	111.7	123.8
Restructuring, asset impairments and other, net	(3.7)	4.4	4.7	4.3	20.8
Goodwill and intangible asset impairment	3.5	—	5.4	6.8	13.1

Total operating expenses	347.0	355.0	349.0	1,391.5	1,354.0

Operating income	222.7	241.6	167.5	847.2	681.6

Other income (expense), net:
Interest expense	(32.9)	(31.2)	(33.2)	(128.2)	(141.2)
Interest income	2.8	1.3	1.2	6.1	3.0
Loss on debt refinancing and prepayment	—	(0.6)	(14.3)	(4.6)	(47.2)
Gain on divestiture of business	—	0.4	—	5.0	12.5
Licensing income	3.7	1.0	2.2	36.6	47.6
Other income (expense)	(7.6)	3.5	(2.4)	(7.1)	(8.8)

Other income (expense), net	(34.0)	(25.6)	(46.5)	(92.2)	(134.1)

Income before income taxes	188.7	216.0	121.0	755.0	547.5
Income tax benefit (provision)	(22.7)	(48.9)	410.0	(125.1)	265.5

Net income	166.0	167.1	531.0	629.9	813.0
Less: Net income attributable to non-controlling interest	(0.4)	(0.2)	(1.1)	(2.5)	(2.3)

Net income attributable to ON Semiconductor Corporation	$165.6	$166.9	$529.9	$627.4	$810.7

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.40	$0.39	$1.25	$1.48	$1.92

Diluted	$0.39	$0.38	$1.22	$1.44	$1.89

Weighted average common shares outstanding:
Basic	416.9	425.5	424.3	423.8	421.9

Diluted	420.0	435.3	433.3	435.9	428.3

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2018	September 28, 2018	December 31, 2017
Assets
Cash and cash equivalents	$1,069.6	$951.0	$949.2
Receivables, net	686.0	733.0	701.5
Inventories	1,225.2	1,200.6	1,089.5
Other current assets	187.0	212.4	193.0

Total current assets	3,167.8	3,097.0	2,933.2
Property, plant and equipment, net	2,549.6	2,401.1	2,279.1
Goodwill	932.5	932.5	916.9
Intangible assets, net	566.4	595.9	628.3
Deferred tax assets	266.2	259.6	339.1
Other assets	105.1	123.7	98.5

Total assets	$7,587.6	$7,409.8	$7,195.1

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$671.7	$588.3	$548.0
Accrued expenses	659.1	627.2	612.8
Current portion of long-term debt	138.5	99.2	248.1

Total current liabilities	1,469.3	1,314.7	1,408.9
Long-term debt	2,627.6	2,615.7	2,703.7
Deferred tax liabilities	54.8	60.7	55.1
Other long-term liabilities	241.8	215.3	226.4

Total liabilities	4,393.5	4,206.4	4,394.1

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.6	5.6	5.5
Additional paid-in capital	3,702.3	3,670.3	3,593.5
Accumulated other comprehensive loss	(37.9)	(35.5)	(40.6)
Accumulated earnings	979.6	814.0	351.5
Less: Treasury stock, at cost	(1,478.0)	(1,275.3)	(1,131.1)

Total ON Semiconductor Corporation stockholders’ equity	3,171.6	3,179.1	2,778.8
Non-controlling interest in consolidated subsidiary	22.5	24.3	22.2

Total stockholders’ equity	3,194.1	3,203.4	2,801.0

Total liabilities and equity	$7,587.6	$7,409.8	$7,195.1

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$166.0	$167.1	$531.0	$629.9	$813.0
Adjusted for:
Licensing income	(3.7)	(1.0)	(2.2)	(36.6)	(47.6)
R&D costs related to licensing income	—	0.5	3.7	7.0	10.0
Restructuring, asset impairments and other, net	(3.7)	4.4	4.7	4.3	20.8
Goodwill and intangible asset impairment	3.5	—	5.4	6.8	13.1
Interest expense	32.9	31.2	33.2	128.2	141.2
Interest income	(2.8)	(1.3)	(1.2)	(6.1)	(3.0)
Loss on debt refinancing and prepayment	—	0.6	14.3	4.6	47.2
Income tax provision (benefit)	22.7	48.9	(410.0)	125.1	(265.5)
Net income attributable to non-controlling interest	(0.4)	(0.2)	(1.1)	(2.5)	(2.3)
Depreciation and amortization	136.2	127.1	123.4	508.7	481.9
Amortization of fair market value step-up of inventory	0.6	0.2	—	1.0	13.6
Sell-through to sell-in adjustment	—	—	—	—	(59.0)
Gain on divestiture of business	—	(0.4)	—	(5.0)	(12.5)
Adjustment to contingent consideration	—	—	(0.2)	(2.1)	1.8
Actuarial losses on pension plans and other pension benefits	5.8	—	1.9	5.8	1.9
Third party acquisition and divestiture related costs	1.5	0.4	1.0	4.4	3.2

Adjusted EBITDA	358.6	377.5	303.9	1,373.5	1,157.8
Increase (decrease):
Licensing income	3.7	1.0	2.2	36.6	47.6
R&D costs related to licensing income	—	(0.5)	(3.7)	(7.0)	(10.0)
Restructuring, asset impairments and other, net	3.7	(4.4)	(4.7)	(4.3)	(20.8)
Interest expense	(32.9)	(31.2)	(33.2)	(128.2)	(141.2)
Interest income	2.8	1.3	1.2	6.1	3.0
Income tax benefit (provision)	(22.7)	(48.9)	410.0	(125.1)	265.5
Net income attributable to non-controlling interest	0.4	0.2	1.1	2.5	2.3
Amortization of fair market value step-up of inventory	(0.6)	(0.2)	—	(1.0)	(13.6)
Sell-through to sell-in adjustment	—	—	—	—	59.0
Adjustment to contingent consideration	—	—	0.2	2.1	(1.8)
Actuarial losses on pension plans and other pension benefits	(5.8)	—	(1.9)	(5.8)	(1.9)
Third party acquisition and divestiture related costs	(1.5)	(0.4)	(1.0)	(4.4)	(3.2)
Loss (gain) on sale or disposal of fixed assets	(1.2)	1.2	1.1	2.4	3.9
Amortization of debt discount and issuance costs	3.4	3.1	3.8	13.2	16.0
Payments for term debt modification	—	—	(1.4)	(1.1)	(3.8)
Write-down of excess inventories	20.6	11.3	10.2	55.7	67.0

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Share-based compensation expense	18.9	17.9	17.1	78.3	69.8
Non-cash interest on convertible notes	9.5	9.0	8.9	36.1	30.8
Non-cash asset impairment charges	—	2.6	0.6	2.4	7.9
Change in deferred taxes	(10.7)	36.7	(444.4)	69.2	(348.3)
Other	2.0	(2.8)	(0.4)	(1.6)	2.2
Changes in operating assets and liabilities	72.8	(15.2)	(45.3)	(125.4)	(94.0)

Net cash provided by operating activities	$421.0	$358.2	$224.3	1,274.2	1,094.2

Cash flows from investing activities:
Purchase of property, plant and equipment	$(132.0)	$(130.4)	$(175.7)	$(514.8)	$(387.5)
Proceeds from sales of property, plant and equipment	30.2	0.3	12.2	36.5	14.3
Deposits utilized (made) for purchases of property, plant and equipment	9.7	8.1	(6.1)	4.1	(8.2)
Purchase of business, net of cash acquired	—	(0.2)	—	(70.9)	(0.8)
Purchase of equity interest and assets, net of cash acquired	(4.8)	—	—	(24.6)	—
Proceeds from divestiture of business, net of cash transferred	1.1	1.7	—	8.4	20.0
Proceeds from repayment of note receivable	—	—	—	10.2	—
Purchases of held-to-maturity securities	—	—	—	—	(1.6)
Other	2.2	—	(1.0)	2.2	(1.0)

Net cash used in investing activities	$(93.6)	$(120.5)	$(170.6)	$(548.9)	$(364.8)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	$6.3	$11.8	$12.2	$25.0	$23.6
Proceeds from exercise of stock options	1.3	0.1	7.1	5.7	18.0
Payment of tax withholding for restricted shares	(2.4)	(9.3)	(3.1)	(31.6)	(28.1)
Repurchase of common stock	(200.3)	(75.0)	—	(315.3)	(25.0)
Proceeds from debt issuance	7.1	0.7	405.0	15.3	1,106.2
Repayment of long-term debt	(18.5)	(64.5)	(419.8)	(298.4)	(1,831.4)
Purchase of convertible note hedges	—	—	—	—	(144.7)
Proceeds from issuance of warrants	—	—	—	—	85.2
Payment of capital lease obligations	(0.3)	(0.1)	(1.2)	(3.6)	(8.9)
Payment of contingent consideration	—	—	(3.9)	—	(3.9)
Dividend to non-controlling shareholder of consolidated subsidiary	(2.2)	—	(1.9)	(2.2)	(1.9)

Net cash used in financing activities	$(209.0)	$(136.3)	$(5.6)	$(605.1)	$(810.9)

Effect of exchange rate changes on cash and cash equivalents	$0.2	$(0.6)	$(0.1)	$0.3	$2.3

Net increase (decrease) in cash and cash equivalents	$118.6	$100.8	$48.0	$120.5	$(79.2)
Cash, cash equivalents and restricted cash, beginning of period	$968.5	$867.7	$918.6	$966.6	$1,045.8

Cash, cash equivalents and restricted cash, end of period	$1,087.1	$968.5	$966.6	$1,087.1	$966.6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$1,503.1	$1,541.7	$1,377.5	$5,878.3	$5,543.1
Special items:
a) Sell-through to sell-in adjustment	—	—	—	—	(155.1)

Total special items	—	—	—	—	(155.1)

Non-GAAP revenue	$1,503.1	$1,541.7	$1,377.5	$5,878.3	$5,388.0

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$569.7	$596.6	$516.5	$2,238.7	$2,035.6

Special items:
a) Sell-through to sell-in adjustment	—	—	—	—	(59.0)
b) Expensing of appraised inventory at fair market value step up	0.6	0.2	—	1.0	13.6

Total special items	0.6	0.2	—	1.0	(45.4)

Non-GAAP gross profit	$570.3	$596.8	$516.5	$2,239.7	$1,990.2

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	37.9%	38.7%	37.5%	38.1%	36.7%

Special items:
a) Sell-through to sell-in adjustment	—%	—%	—%	—%	0.1%
b) Expensing of appraised inventory at fair market value step up	—%	—%	—%	—%	0.2%

Total special items	—%	—%	—%	—%	0.3%

Non-GAAP gross margin	37.9%	38.7%	37.5%	38.1%	36.9%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$347.0	$355.0	$349.0	$1,391.5	$1,354.0

Special items:
a) Amortization of acquisition-related intangible assets	(28.4)	(28.0)	(28.8)	(111.7)	(123.8)
b) Restructuring, asset impairments and other, net	3.7	(4.4)	(4.7)	(4.3)	(20.8)
c) Goodwill and intangible asset impairment	(3.5)	—	(5.4)	(6.8)	(13.1)
d) Third party acquisition and divestiture related costs	(1.5)	(0.4)	(1.0)	(4.4)	(3.2)
e) R&D costs related to licensing income	—	(0.5)	(3.7)	(7.0)	(10.0)

Total special items	(29.7)	(33.3)	(43.6)	(134.2)	(170.9)

Non-GAAP operating expenses	$317.3	$321.7	$305.4	$1,257.3	$1,183.1

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$222.7	$241.6	$167.5	$847.2	$681.6

Special items:
a) Sell-through to sell-in adjustment	—	—	—	—	(59.0)
b) Expensing of appraised inventory at fair market value step up	0.6	0.2	—	1.0	13.6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
c) Amortization of acquisition-related intangible assets	28.4	28.0	28.8	111.7	123.8
d) Restructuring, asset impairments and other, net	(3.7)	4.4	4.7	4.3	20.8
e) Goodwill and intangible asset impairment	3.5	—	5.4	6.8	13.1
f) Third party acquisition and divestiture related costs	1.5	0.4	1.0	4.4	3.2
g) R&D Costs related to licensing income	—	0.5	3.7	7.0	10.0

Total special items above Total special items	30.3	33.5	43.6	135.2	125.5

Non-GAAP operating income	$253.0	$275.1	$211.1	$982.4	$807.1

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenue):
GAAP operating margin	14.8%	15.7%	12.2%	14.4%	12.3%

Special items:
a) Sell-through to sell-in adjustment	—%	—%	—%	—%	(0.7)%
b) Expensing of appraised inventory at fair market value step up	—%	—%	—%	—%	0.2%
c) Amortization of acquisition-related intangible assets	1.9%	1.8%	2.1%	1.9%	2.2%
d) Restructuring, asset impairments and other, net	(0.2)%	0.3%	0.3%	0.1%	0.4%
e) Goodwill and intangible asset impairment	0.2%	—%	0.4%	0.1%	0.2%
f) Third party acquisition and divestiture related costs	0.1%	—%	0.1%	0.1%	0.1%
g) R&D Costs related to licensing income	—%	—%	0.3%	0.1%	0.2%

Total special items	2.0%	2.1%	3.2%	2.3%	2.7%

Non-GAAP operating margin	16.8%	17.8%	15.3%	16.7%	15.0%

Reconciliation of GAAP income before income taxes to non-GAAP income before income taxes:
GAAP income before income taxes	$188.7	$216.0	$121.0	$755.0	$547.5

Special items:
a) Sell-through to sell-in adjustment	—	—	—	—	(59.0)
b) Expensing of appraised inventory at fair market value step-up	0.6	0.2	—	1.0	13.6
c) Amortization of acquisition-related intangible assets	28.4	28.0	28.8	111.7	123.8
d) Restructuring, asset impairments and other, net	(3.7)	4.4	4.7	4.3	20.8
e) Goodwill and intangible asset impairment	3.5	—	5.4	6.8	13.1
f) Third party acquisition and divestiture related costs	1.5	0.4	1.0	4.4	3.2
g) R&D costs related to licensing income	—	0.5	3.7	7.0	10.0
h) Actuarial losses on pension plans and other pension benefits	5.8	—	1.9	5.8	1.9
i) Loss on debt refinancing and prepayment	—	0.6	14.3	4.6	47.2
j) Non-cash interest on convertible notes	9.5	9.0	8.9	36.1	30.8
k) Adjustment to contingent consideration	—	—	(0.2)	(2.1)	1.8
l) Licensing income	(3.7)	(1.0)	(2.2)	(36.6)	(47.6)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
m) Gain on divestiture of business	—	(0.4)	—	(5.0)	(12.5)

Total special items	41.9	41.7	66.3	138.0	147.1

Non-GAAP income before income taxes	$230.6	$257.7	$187.3	$893.0	$694.6

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$165.6	$166.9	$529.9	$627.4	$810.7

Special items:
a) Sell-through to sell-in adjustment	—	—	—	—	(59.0)
b) Expensing of appraised inventory at fair market value step-up	0.6	0.2	—	1.0	13.6
c) Amortization of acquisition-related intangible assets	28.4	28.0	28.8	111.7	123.8
d) Restructuring, asset impairments and other, net	(3.7)	4.4	4.7	4.3	20.8
e) Goodwill and intangible asset impairment	3.5	—	5.4	6.8	13.1
f) Third party acquisition and divestiture related costs	1.5	0.4	1.0	4.4	3.2
g) R&D costs related to licensing income	—	0.5	3.7	7.0	10.0
h) Actuarial losses on pension plans and other pension benefits	5.8	—	1.9	5.8	1.9
i) Loss on debt refinancing and prepayment	—	0.6	14.3	4.6	47.2
j) Non-cash interest on convertible notes	9.5	9.0	8.9	36.1	30.8
k) Adjustment to contingent consideration	—	—	(0.2)	(2.1)	1.8
l) Licensing income	(3.7)	(1.0)	(2.2)	(36.6)	(47.6)
m) Gain on divestiture of business	—	(0.4)	—	(5.0)	(12.5)
n) Adjustment of income taxes	14.5	36.3	(428.9)	71.9	(333.3)

Total special items	56.4	78.0	(362.6)	209.9	(186.2)

Non-GAAP net income attributable to ON Semiconductor Corporation	$222.0	$244.9	$167.3	$837.3	$624.5

Adjustment of income taxes:
Tax adjustment for Special Items (1)	$(8.8)	$(8.8)	$(23.2)	$(29.0)	$(51.5)
Other non-GAAP tax adjustment (2)	36.4	45.1	44.2	114.0	168.1
Impact of U.S. tax reform (3)	35.1	—	(449.9)	35.1	(449.9)
Impact of U.S. tax method changes	(48.2)	—	—	(48.2)	—

	$14.5	$36.3	$(428.9)	$71.9	$(333.3)

(1)

Tax impact of non-GAAP Special Items (a-m), calculated using the federal statutory rate of 21%, 21%, and 35% for the quarters and years ended December 31, 2018, September 28, 2018, and December 31, 2017, respectively.

(2)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

(3)

Tax impacts of U.S. tax reform legislation, H.R.1, commonly referred to as the Tax Cuts and Jobs Act, and related provisional impacts recorded pursuant to Staff Accounting Bulletin (SAB) No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Reconciliation of GAAP diluted share count to non-GAAP diluted share count:
GAAP diluted share count	420.0	435.3	433.3	435.9	428.3
Special items:
a) Dilutive share count attributable to convertible notes	—	(5.9)	(3.4)	(7.8)	(0.9)

Total Special items	—	(5.9)	(3.4)	(7.8)	(0.9)

Non-GAAP diluted share count	420.0	429.4	429.9	428.1	427.4

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation	$222.0	$244.9	$167.3	$837.3	$624.5
Non-GAAP diluted share count	420.0	429.4	429.9	428.1	427.4

Non-GAAP diluted earnings per share	$0.53	$0.57	$0.39	$1.96	$1.46

Reconciliation of Net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$421.0	$358.2	$224.3	$1,274.2	$1,094.2
Special items:
a) Purchases of property, plant and equipment	(132.0)	(130.4)	(175.7)	(514.8)	(387.5)

Total special items	(132.0)	(130.4)	(175.7)	(514.8)	(387.5)

Free cash flow	$289.0	$227.8	$48.6	$759.4	$706.7

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation expense related to the Company’s stock options, restricted stock units, stock grant awards, and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2018	September 28, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cost of revenue	$1.9	$1.7	$1.6	$7.0	$6.0
Research and development	3.7	3.4	2.9	14.3	12.5
Selling and marketing	3.6	3.3	2.9	14.1	11.7
General and administrative	9.7	9.5	9.7	42.9	39.6

Total share-based compensation expense	$18.9	$17.9	$17.1	$78.3	$69.8

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation, and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting and release of certain of our performance-based equity awards. SEC Regulation G and other federal securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items such as the impact of the change in revenue recognition on distributor sales implemented in the first quarter of 2017. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and the impact from the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges, and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor and Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor and diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and other non-GAAP adjustments, and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Diluted Share Count

In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes.

In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes.